                                   EXHIBIT 5

                 Newsgroups for Central Sprinkler Class Notice

acc.shell.usa-today.law                           alt.real-estate.commercial.tx-northwest
acc.shell.usa-today.real                          alt.real-estate.commercial.tx-southeast
alt.architecture                                  alt.real-estate.commercial.tx-southwest
alt.architecture.alternative                      ca.news
alt.architecture.int-design                       clari.biz
alt.building.announcements                        clari.biz.industry.construction
alt.building.architecture                         clari.biz.industry.construction.cbd.acquisitions
alt.building.construction                         clari.biz.industry.construction.cbd.architecturing
alt.building.consu1ting-specialty                 clari.biz.industry.construction.maintenance
alt.building.contractors                          clari.biz.industry.construction.misc
alt.building.distributor-dealer                   clari.biz.industry.construction.supplies
alt.building.education                            clari.biz.industry.real_cst+const
alt.building.engineering                          clari.biz.industry.real_cst+cons_releases
alt.building.environment                          clari.living.consume
alt.building.finance                              clari.local.california.sfbay.fire
alt.building.gov-issues                           clari.news.usa.law
alt.building.health-safety                        clari.usa.law.misc
alt.building.interior-design                      courts.usa
alt.building.law                                  courts.usa.state
alt.building.manufacturing                        misc.consumer.house
alt.building.planning-preservation                misc.consumers
alt.building.realestate                           misc.consumers.house
alt.building.research                             misc.consumers.house.homeowner-assn
alt.building.union-assn-society                   misc.invest.real-estate
alt.business                                      misc.legal
alt.business.home                                 misc.legal.moderated
alt.business.misc                                 nj.housing
alt.construction                                  nj.market.housing
alt.consumers                                     nyc.market.housing
alt.consumers.experiences                         phl.housing
alt.current-events                                realtynet.commercial
alt.current-events.usa                            realtynet.east
alt.firefighters                                  realtynet.general
alt.home.repair                                   realtynet.government
alt.invest.real-estate                            realtynet.invest
alt.lawyers                                       realtynet.lending
alt.real-estate.commercial.az                     realtynet.mid
alt.real-estate.commercial.ca-central             realtynet.qa
alt.real-estate.commercial.ca-north               realtynet.residential
alt.real-estate.commercial.ca-south               realtynet.south
alt.real-estate.commercial.fl-central             realtynet.west
alt.real-estate.commercial.fl-north               relcom.commerce.construction
alt.real-estate.commercial.fl-south               relcom.consumers
alt.real-estate.commercial.ga                     sdnet.housing
alt.real-estate.commercial.md                     sdnet.real-estate
alt.real-estate.commercial.nj                     sdnet.real-estate.agents
alt.real-estate.commercial.ny                     sealttle.forsale.housing
alt.real-estate.commercial.oh                     us.legal
alt.real-estate.commercial.pa                     usa-today.law
alt.real-estate.commerical.tx-northeast

                                    APPENDIX
                                        B

                                   APPENDIX B
                          COMMERCIAL OMEGA REPLACEMENTS

                                                                      LISTING &
OMEGA MODEL        REPLACEMENT            PART NO.                    APPROVAL
-----------        -----------            --------                    ---------
3/8" C-1 & C1A     7/16" GB-QR Pendent    155 (Degrees) BR 1669       UL     (1)
                                          155 (Degrees) CH 1670
                                          155 (Degrees) BB 1671
                                          155 (Degrees) OW 1672
                                          155 (Degrees) WH 1673
                                          155 (Degrees) BK 1674
                                          200 (Degrees) BR 1681
                                          200 (Degrees) CH 1682
                                          200 (Degrees) BB 1683
                                          200 (Degrees) OW 1684
                                          200 (Degrees) WH 1685
                                          200 (Degrees) BK 1686

1/2" C-1 & C-1A    1/2" GB-GR Pendent     155 (Degrees) BR 1862       UL & FM
                                          155 (Degrees) CH 1863
                                          155 (Degrees) BB 1864
                                          155 (Degrees) OW 1865
                                          155 (Degrees) WH 1866
                                          155 (Degrees) BK 1867
                                          200 (Degrees) BR 1922
                                          200 (Degrees) CH 1923
                                          200 (Degrees) BB 1924
                                          200 (Degrees) OW 1925
                                          200 (Degrees) WH 1926
                                          200 (Degrees) BK 1927

EC20 & EC-20A      1/2" GB EC Pendent     155 (Degrees) BR 2730      UL      (2)
                                          155 (Degrees) CH 2731
                                          155 (Degrees) BB 2732
                                          155 (Degrees) OW 2735
                                          155 (Degrees) WH 2733

                                   APPENDIX B
                          COMMERCIAL OMEGA REPLACEMENTS

                                                                    LISTING &
OMEGA MODEL        REPLACEMENT            PART NO.                  APPROVAL
-----------        -----------            --------                  ---------
AC                 1/2" GB-QR Pendent     155 (Degrees) BR 1862     UL & FM
                                          155 (Degrees) CH 1863
                                          155 (Degrees) BB 1864
                                          155 (Degrees) OW 1865
                                          155 (Degrees) WH 1866
                                          155 (Degrees) BK 1867

HEC-12             1/2" GB-QR S/W         155 (Degrees) BR 1904     UL & FM
                                          155 (Degrees) CH 1905
                                          155 (Degrees) BB 1906
                                          155 (Degrees) OW 1907
                                          155 (Degrees) WH 1908
                                          155 (Degrees) BK 1909
                                          200 (Degrees) BR 1934
                                          200 (Degrees) CH 1935
                                          200 (Degrees) BB 1936
                                          200 (Degrees) OW 1937
                                          200 (Degrees) WH 1938
                                          200 (Degrees) BK 1939

HEC-12EC           1/2" GB EC S/W         155 (Degrees) BR 2720     UL    (2)(3)
                                          155 (Degrees) CH 2721
                                          155 (Degrees) BB 2722
                                          155 (Degrees) OW 2725
                                          155 (Degrees) WH 2723
                                          155 (Degrees) BK 2724

M PENDENT       1/2" GB-QR Pendent        155 (Degrees) BR 1862     UL & FM
                                          155 (Degrees) CH 1863
                                          155 (Degrees) BB 1864
                                          155 (Degrees) OW 1865
                                          155 (Degrees) WH 1866
                                          155 (Degrees) BK 1867
                                          200 (Degrees) BR 1922
                                          200 (Degrees) CH 1923
                                          200 (Degrees) BB 1924
                                          200 (Degrees) OW 1925
                                          200 (Degrees) WH 1926
                                          200 (Degrees) BK 1927

                                   APPENDIX B
                         COMMERCIAL OMEGA REPLACEMENTS


                                                                    LISTING &
OMEGA MODEL        REPLACEMENT            PART NO.                  APPROVAL
-----------        -----------            --------                  ---------
M UPRIGHT          1/2" GM-QR Upright     155 (Degrees) BR 1850      UL & FM
                                          155 (Degrees) CH 1851
                                          155 (Degrees) BB 1852
                                          155 (Degrees) OW 1853
                                          155 (Degrees) WH 1854
                                          155 (Degrees) BK 1855
                                          200 (Degrees) BR 1946
                                          200 (Degrees) CH 1947
                                          200 (Degrees) BB 1948
                                          200 (Degrees) OW 1949
                                          200 (Degrees) WH 1950
                                          200 (Degrees) BK 1951

M SIDEWALL         1/2" GB-QR S/W         155 (Degrees) BR 1904      UL & FM
                                          155 (Degrees) CH 1905
                                          155 (Degrees) BB 1906
                                          155 (Degrees) OW 1907
                                          155 (Degrees) WH 1908
                                          155 (Degrees) BK 1909

M-EC SIDEWALL      1/2" GB-EC S/W         155 (Degrees) BR 2720      UL      (2)
                                          155 (Degrees) CH 2721
                                          155 (Degrees) BB 2722
                                          155 (Degrees) OW 2725
                                          l55 (Degrees) WH 2723
                                          155 (Degrees) BK 2724

HEC-20             1/2" GB-EC S/W         155 (Degrees) BR 2720      UL      (4)
                                          155 (Degrees) CH 2721
                                          155 (Degrees) BB 2722
                                          155 (Degrees) OW 2725
                                          155 (Degrees) WH 2723
                                          155 (Degrees) BK 2724

FC FLUSH           1/2" GB4-FR            155 (Degrees) 776          UL      (5)

                                   APPENDIX B
                         COMMERCIAL OMEGA REPLACEMENTS


                                                                    LISTING &
OMEGA MODEL        REPLACEMENT            PART NO.                  APPROVAL
-----------        -----------            --------                  ---------
FC PENDENT         1/2" GB-QR Pendent     155 (Degrees) BR 1862      UL & FM
                                          155 (Degrees) CH 1863
                                          155 (Degrees) BB 1864
                                          155 (Degrees) OW 1865
                                          155 (Degrees) WH 1866
                                          155 (Degrees) BK 1867

PROHIBITOR         NO REPLACEMENT                                   (6)


NOTES:

(1) Currently FM does not have an approved standard for 7/16" orifice heads. Because of very low demand, Central does not offer a 3/8" GBQR.

(2) The GBEC sprinkler is currently being tested at FM

(3) FM minimum pressure requirements for Extended Coverage do not allow Approval of a direct replacement for a UL Listed head in all applications.

(4) FM does not approve mounting heights below 12"

(5) For those owners that choose to do so, Central will offer the Model GB4-FR even though it does not have the on-off capacity. The GB4-FR sprinkler is currently being tested at FM.

(6) For those owners that choose to do so, Central will offer the Model GBQR, however it is not designed for institutional installation.

                                   APPENDIX B
                         RESIDENTIAL OMEGA REPLACEMENTS


                                                                    LISTING &
OMEGA MODEL        REPLACEMENT            PART NO.                  APPROVAL
-----------        -----------            --------                  ---------
1/2" C-1 & C-1A    LF Pendent             155 (Degrees) BR 2703     UL       (5)
                                          155 (Degrees) CH 2704
                                          155 (Degrees) BB 2705
                                          155 (Degrees) OW 2706
                                          155 (Degrees) WH 2709
                                          155 (Degrees) BK 2707

EC-20 & EC-20A     LF Pendent             155 (Degrees) BR 2703     UL       (5)
                                          155 (Degrees) CH 2704
                                          155 (Degrees) BB 2705
                                          155 (Degrees) OW 2706
                                          155 (Degrees) WH 2709
                                          155 (Degrees) BK 2707
HEC-12 RES &
HEC-12             LF S/W                 155 (Degrees) BR 1724     UL       (5)
                                          155 (Degrees) CH 1725
                                          155 (Degrees) BB 1726
                                          155 (Degrees) OW 1729
                                          155 (Degrees) WH 1727
                                          155 (Degrees) BK 1728

R-1, R-1A & R-1M   LF Pendent             155 (Degrees) BR 2703     UL       (5)
                                          155 (Degrees) CH 2704
                                          155 (Degrees) BB 2705
                                          155 (Degrees) OW 2706
                                          155 (Degrees) WH 2709
                                          155 (Degrees) BK 2707
NOTES.

(5) FM Residential density requirements do not allow Approval of a direct replacement for a UL Listed Residential head.

                                    APPENDIX
                                       C

                                   APPENDIX C

Obligations of Central:

1. In order to defray the cost to owners of Omega fire sprinklers of removing and replacing those sprinklers, Central Sprinkler Corporation and Central Sprinkler Company (collectively, "Central") shall deposit $8,800,000 into an interest-bearing irrevocable trust account for the benefit of Omega owners who participate in the remediation program as outlined in the Consent Agreement and Order (the "Trust"). Central shall have no interest, whether legal, equitable or otherwise, in the funds in the Trust, and no amounts in the Trust shall ever be paid to, for the benefit of, or revert back to Central. The Trust shall be created solely for the purpose of providing Omega owners with a contribution towards the costs of removal and replacement of their Omega sprinklers ("Replacement Contribution"). All expenses of the Trust, including but not limited to compensation and indemnification of the Trustee, will be paid from the corpus of the Trust. The funds shall be deposited into the Trust as follows:

    a. Central shall deposit $2,200,000 into the Trust within one day of the date of entry of the Commission's Order.

    b. Central shall deposit an additional $2,200,000 into the Trust on the first, second, and third anniversaries of the Effective Date of the Commission's Order.

    c. Central shall also deposit into the Trust a portion of all proceeds, including punitive and treble damages, from claims and lawsuits against its insurers or other third parties relating to Omega sprinklers, regardless of whether such proceeds are paid directly to Central, its attorneys, agents and/or other representatives (the "Proceeds"). (Central's claims and lawsuits against its insurers or other third parties relating to Omega sprinklers are hereinafter referred to as the "Claims.") The Proceeds shall not include any amounts received by Central in reimbursement or compensation for actions filed or claims made against it by persons and/or entities who sustained property damage, personal injury or death as a result of the premature activation of Omega sprinkler(s), or the inactivation of Omega sprinkler(s) in a fire. The Proceeds shall be distributed as follows:

       i. Central shall retain for itself Proceeds equal to the amount it spends in reasonable costs and attorneys' fees to defend itself against civil lawsuits filed against it by persons, non-governmental entities, or governmental entities in their proprietary capacity as building owners or operators, relating to Omega sprinklers, but not claiming personal injury, property damage and/or death as a result of the premature activation of Omega sprinkler(s) or the inactivation of Omega sprinkler(s) in a fire.

      ii. Central shall deposit into the Trust 50% of the Proceeds in excess of the amount stated in Paragraph i above, up to the amount of Central's contributions to the Trust pursuant to Paragraphs 1.a, 1.b, and 2 of this Appendix.

     iii. Central shall deposit into the Trust 70% of all Proceeds in excess of the amounts stated in Paragraphs i and ii above.

    All interest from the Trust shall be placed into the Trust for distribution to Omega owners with other amounts in the Trust. The Trust agreement shall be in a form approved by the staff. The Trust shall remain in effect until the expiration or final determination of all Claims, and the final distribution of all funds in the Trust.

2. By November 30, 2001, Central shall make an additional deposit into the Trust based on the total number of Replacement Sprinklers needed to fulfill the Proofs of Claim submitted pursuant to Paragraphs 5 and 6 below. In calculating the total number of sprinklers, Central shall include not only Replacement Sprinklers, but also Omega sprinklers for which Central must make payment pursuant to Paragraph 12 of the Consent Order. Specifically, Central shall make this additional deposit as follows:

--------------------------------------------------------------------------------
Total Number of Sprinklers Included          Central's Additional Deposit
    in Proofs of Claim Submitted                   into the Trust
        by November 1, 2001
--------------------------------------------------------------------------------
less than or equal to 1 million sprinklers         $15.00 million
--------------------------------------------------------------------------------
greater than 1 million sprinklers, but less        $13.00 million
than or equal to 1.5 million sprinklers
--------------------------------------------------------------------------------
greater than 1.5 million sprinklers, but less      $11.00 million
than or equal to 2 million sprinklers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
greater than 2 million sprinklers, but less        $9.00 million
than or equal to 2.5 million sprinklers
--------------------------------------------------------------------------------
greater than 2.5 million sprinklers, but less      $7.00 million
than or equal to 3 million sprinklers
--------------------------------------------------------------------------------
greater than 3 million sprinklers, but less        $4.75 million
than or equal to 3.5 million sprinklers
--------------------------------------------------------------------------------
greater than 3.5 million sprinklers, but less      $2.75 million
than or equal to 4 million sprinklers
--------------------------------------------------------------------------------
greater than 4 million sprinklers, but less        $1.25 million
than or equal to 4.5 million sprinklers
--------------------------------------------------------------------------------
greater than 4.5 million sprinklers, but less      $0.50 million
than or equal to 4.75 million sprinklers
--------------------------------------------------------------------------------
greater than 4.75 million sprinklers               $0.00 million
--------------------------------------------------------------------------------

3. On November 30, 2002, Central shall make an additional contribution to the Trust in an amount equal to the difference between $37.3 million and the sum of the following expenses, incurred between the date the parties sign the Consent Agreement and November 1, 2002, provided that such expenses total less than $37.3 million:

    a. Manufacturing and supplying Replacement Sprinklers and Replacement Parts to owners of Omega sprinklers;

    b. Paying $5.00 per Omega sprinkler to Omega owners who do not want or cannot use Central's Replacement Sprinklers pursuant to Paragraph 12 of the Order;

    c. Making contributions to the Trust pursuant to Paragraphs 1 and 2 of this Appendix;

    d. An amount equal to (i) the actual cost of providing notice to the public of this settlement and the settlement of the class action styled Hart v. Central Sprinkler Corp., et al., Case No. BC176727, pending in California Superior Court, Los Angeles County, or (ii) $1.6 million, whichever is less;

    e. An amount equal to (i) the actual cost of administering the remediation program under this Consent Agreement and Order, or (ii) $3.0 million, whichever is less; and

    f. An amount equal to the costs of defending any actions by, and paying any judgments or settlements obtained by, parties who do not participate in and/or choose to exclude themselves from the remediation program under this Consent Agreement and Order and/or the class action settlement referenced in Paragraph 3.d of this Appendix, including a reasonable amount to address litigation by such persons that is pending as of November 1, 2002, less Proceeds received on account of such claims or suits. The amount reserved to address such pending litigation must be approved by the staff, but shall not exceed 20% of the amount spent by Central on all such litigation between the effective date of this Order and November 1, 2002.

4. Beginning 3 months after the Effective Date of the Commission's Order, and for every 3 months thereafter until the expiration of 48 months or until the expiration or final determination of the Claims, whichever is later, Central shall provide the Commission staff with progress reports, in a format approved by the Commission staff, regarding (a) the number of persons who have contacted Central to make a claim; (b) the number of Proofs of Claim that have been submitted and the number of sprinklers represented in those Proofs of Claim; and (c) the status of the Claims described in Paragraph 1.c above. This report shall also include current bank statements for the Trust. At the request of the Commission staff, Central shall provide to the staff the names of all persons who have contacted Central to make a claim and/or who have submitted a Proof of Claim.

Obligations of Omega Owners:

5. Omega owners who submit to Central a Proof of Claim form and a Waiver and Release of Claims form postmarked by August 1, 1999, substantially in the forms attached to this Appendix, will receive free Replacement Sprinklers and Parts, as well as an initial and any supplemental Replacement Contributions from the Trust.

    To receive payment from the Trust, owners of Omega sprinklers must also submit to Central a Verification, substantially in the form attached to this Appendix, within 365 days after receiving Replacement Sprinklers and Parts. The Verification shall state under penalty of perjury the number of Omega sprinklers that the owner actually has replaced in the owner's building(s). The Verification also shall be accompanied by a work order, bill, receipt, or other documentation from the person or Company replacing the sprinklers, establishing the number of Omega sprinklers that have been replaced. Failure to timely submit a Verification and supporting documentation will disqualify an Omega owner from receiving any payment from the Trust, unless the delay in submitting the Verification is caused by an act or omission on the part of Central.

6. Omega owners who submit to Central a Proof of Claim form and a Waiver and Release of Claim form postmarked after August 1, 1999, but no later than November 1, 2001, substantially in the form attached to this Appendix, will receive free Replacement Sprinklers and Parts, but will not be eligible to receive contributions from the Trust, unless their delay in submitting a Proof of Claim form and/or Waiver and Release of Claims form is caused by an act or omission on the part of Central. Omega owners whose delay in submitting a Proof of Claim form and/or Waiver and Release form is caused by an act or omission on the part of Central will be entitled to distributions from the Trust, as if their Proof of Claim form and/or Waiver and Release of Claims form had been timely submitted.

Distribution Plans

7. By October 15, 1999, Central shall provide the Commission staff with a proposed plan of distribution ("Initial Distribution Plan") of the Trust to all Omega owners who meet the requirements specified in Paragraph 5 above. The Distribution Plan shall be consistent with Paragraphs 1 and 2 (and 3, if applicable) of this Appendix, and shall be designed to compensate Omega owners for replacement labor costs and to motivate participation in this remediation program. The Distribution Plan shall include: (a) the total funds to be distributed; (b) the timetable by which the funds will be distributed; and, (c) the apportionment of the Trust funds among the eligible Omega owners. The Distribution Plan must be approved by the Commission staff. In no event, and under no circumstances, may any amounts in the Trust be paid or revert back to Central. If the Commission staff does not approve the Distribution Plan, the staff shall notify Central within 45 days of receiving the Distribution Plan and shall submit to Central its proposed plan of distribution. If the parties cannot agree to a plan of distribution, the parties will submit competing plans to the Commission for resolution. The Commission's decision shall be final and binding upon the parties and cannot be appealed.

8. By December 31, 2001, Central shall prepare a First Supplemental Distribution Plan with respect to all remaining amounts in the Trust. The First Supplemental Distribution Plan shall be subject to the same requirements and procedures as the Initial Distribution

    Plan specified in Paragraph 7 above. To the extent that any or all of an Omega owner's claim for distributions from the Trust is forfeited because of the owner's failure to submit the Release and/or Verification required by Paragraph 5 above, the full amount of such forfeiture shall be apportioned among owners who have complied with all requirements specified in Paragraph 5 above.

9. By November 30, 2002, Central shall prepare a Second Supplemental Distribution Plan with respect to all remaining amounts in the Trust. The Second Supplemental Distribution Plan shall be subject to the same requirements and procedures as the Initial Distribution Plan specified in Paragraph 7 above. To the extent that any or all of an Omega owner's claim for distributions from the Trust is forfeited because of the owner's failure to submit the Release and/or Verification required by Paragraph 5 above, the full amount of such forfeiture shall be apportioned among owners who have complied with all requirements specified in Paragraph 5 above.

10. Within 30 days after the expiration or final determination of the Claims, Central shall provide to the Commission staff a proposed supplemental plan of distribution ("Proceeds Distribution Plan") for distribution of the Proceeds to all Omega owners who meet the requirements specified in Paragraph 5 above. The Proceeds Distribution Plan shall be subject to the same requirements and procedures as the Initial Distribution Plan specified in Paragraph 7 above.






Accepted and Approved:                    Accepted and Approved:

/s/  XXXXXXXXXXX                          /s/   XXXXXXXXXXXXXX
  -----------------------------             ----------------------------------
CPSC Office of Compliance                 Respondents Central Sprinkler Co. and
                                           Central Sprinkler Corporation

                                       6
                         Kinsella Communications, Ltd.

Exhibit 3

                            CENTRAL SPRINKLER COMPANY
                                 OMEGA SPRINKLER
                               PROOF OF CLAIM FORM

                  Omega ID #________________(Internal Use Only)

        In order to make a claim for Replacement Sprinklers and Replacement Parts and a payment from the Trust, you must complete this Proof of Claim Form, sign the attached Waiver and Release of Claims Form, and submit both documents plus the required photographs by August 1, 1999. You can still make a claim for Replacement Sprinklers and Replacement Parts after August 1, 1999 as long as you submit these forms prior to November 1, 2001, but in that event, you will not be eligible for a payment from the Trust.

If you have already had your Omega Sprinklers replaced, you may be eligible for a payment from the Trust. You must complete this Proof of Claim Form and the attached Waiver and Release of Claims Form, and submit both documents before August 1, 1999.

        If you have more than one building in which Omega Sprinklers have been installed, make copies of this form before filling it in.

A. CLAIMANT INFORMATION

1. Name of Claimant:____________________________________________________________

2. Claimant's mailing address:__________________________________________________
                                      Street
   _____________________________________________________________________________
          City                        State                     Zip Code

3. Name of contact person:______________________________________________________

4. Telephone: (   )____________________

5. Fax: (   )__________________________

6. If you have already replaced your Omega Sprinklers, check here ____. If so, attach pertinent documentation regarding the replacement of the sprinklers.

Exhibit 3

B. BUILDING AND OMEGA SPRINKLER INFORMATION

        Please complete this section for each building in which Omega sprinklers have been installed. Please copy this form and complete for each additional building.

   1.   Name of building:_______________________________________________________

   2.   Building street address:________________________________________________
                                                  Street
        ________________________________________________________________________
                   City                  State                  Zip Code

   3.   Name of contact person:_________________________________________________

   4.   Telephone: (   )____________________

   5.   Fax: (   )__________________________

   6.   E-Mail Address:_________________________________________________________

   7.   Shipping address for replacement sprinklers:____________________________
        **PLEASE NOTE: WE CANNOT SHIP TO                  Name of Addressee
                       A POST OFFICE BOX
                                                  ______________________________
                                                              Attention

                                                  ______________________________
                                                               Street

                                          ______________________________________
                                           City        State          Zip Code

   8.   Nature of building    __Private Home   __Apartment Bldg.   __Condo
                              __Retail         __Hotel             __School
                              __Restaurant     __Nursing Home      __Hospital
                              __Jail/Prison    __Office Bldg.      __Warehouse
                              __Group Home     __Mental Health Ctr.
                              __Other please explain:___________________________

C. IDENTIFICATION OF OMEGA SPRINKLERS

        In order for Central to provide the correct number and model of Replacement Sprinklers, it is vital that you provide accurate information regarding the Omega sprinklers in your building. This Notice Packet contains pictures and other identifying information that will help you determine if you have on Omega sprinkler, and if so, help identify the model. Please refer to that section when completing this Proof of Claim Form. If you need assistance identifying your Omega Sprinklers, call Central at 1-800-XXX-XXXX, or contact your sprinkler contractor, builder, architect, or local fire marshal.

Exhibit 3

       Central has manufactured the following models of Omega sprinkler:
C-1 (Pendent)                             Protector-M (Horizontal Sidewall QR)
C-lA (Pendent)                            Protector-M (Horizontal Sidewall QREC)
EC-20 (Pendent)                           HEC-12 (Sidewall)
EC-20A (Pendent)                          HEC-12Res (Sidewall)
R-1 (Pendent)                             HEC-12EC (Sidewall)
R-lA (Pendent)                            HEC-20 (Sidewall)
R-1M (Pendent)                            HEC-12 PRO (Prohibitor Sidewall)
Flow Control - FC (Pendent)               HEC-12 PRO (Prohibitor QR Sidewall)
Flow Control - FC (Flush Pendent)         C-lA PRO (Prohibitor Pendent)
Protector-M (Upright)                     C-1A PRO QR (Prohibitor QR Pendent)
Protector-M (Pendent)                     AC (Concealed Pendent)
Protector-M (Horizontal Sidewall)

        Please complete the information requested in the table below, setting forth the particular Omega model, quantity of such model, and other information regarding the sprinklers in your building. In addition, you are required to provide a photograph of each different Omega model. Note that this request does not require you to photograph each sprinkler, but only each different model installed in your building. Please make every effort to ensure clarity for proper identification.

        Most Omegas contain three small circular heat-collecting disks.

=========================================================================================================================
                                               Temperature
   Omega                                          Rating                                             Escutcheon Finish
 Sprinkler     Position                    (160, 145, 200 degrees)        Sprinkler Finish         (brass, chrome, white)
   Model       or Type     Quantity        (as listed on deflector)     (brass, chrome, white)                **
                ***                                  *
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
=========================================================================================================================



  * The Deflector is the circular disk with notches, resembling a snowflake, saw blade, flower or gear and is depicted in the Pamphlet next to the photograph of Omega sprinklers.

 ** The Escutcheon is the decorative ring surrounding the sprinkler that is flush to the wall or ceiling.

*** For Model M Omega Sprinklers only, you must pick one of the following styles
    (Sidewall, Pendent or Upright).

    a. For owners of C-1 or C-1A, quick-response pendent sprinklers only, please identify the orifice size ( 1/2" or 3/8") for each sprinkler. The orifice size is the measurement of the inside diameter of the water flow opening, not the threads on the sprinkler.

Exhibit 3



=======================================================
    Sprinkler Model        Quantity
-------------------------------------------------------
        C-1 1/2"
-------------------------------------------------------
        C-1 3/8"
-------------------------------------------------------
        C-lA 1/2"
-------------------------------------------------------
        C-IA 3/8"
=======================================================


b. For owners of HEC-20 sprinklers, please indicate how many inches below the ceiling the top of each sprinkler is installed.


================================================================
    Quantity of HEC-20 Sprinklers        Distance from Ceiling
----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

----------------------------------------------------------------

================================================================

D. ADDITIONAL INFORMATION

        Please answer the following questions to the best of your ability. The information may be used to prioritize your claims. If you cannot answer these questions, you nevertheless will receive Replacement Sprinklers and a payment from the Trust (if you submit this Proof of Claim and accompanying Waiver and Release of Claims postmarked by August 1, 1999), but the date on which you receive Replacement Sprinklers and the amount of payment may be affected.

        1. Year of Omega sprinkler system installation (1982 to Present):_______

        2. Number of floors or stories:_________________________________________

        3. Ceiling height:  __15' and under    __15-30'    __over 30'

        4. Material (Ceiling or Wall Type) in which sprinklers have been installed
           (e.g., suspended ceiling, plaster, drywall, etc.):___________________

        5. Does the sprinkler system
           contain antifreeze?               __Yes     __No

        6. Is security clearance required
           to complete installation?         __Yes     __No

        7. Does the building have
           access restrictions?              __Yes     __No

Exhibit 3

        8. Sprinkler system piping:
           (If combination system, please
           check all types of piping in
           the system)              __Steel   __CPVC   __Copper   __Polybutylene

        9. System Hydraulic calculation is per:
           (This information may be
           necessary for Central to
           determine the appropriate
           Replacement Sprinklers)     __NFPA 13    __NFPA 13R    __NFPA 13D

       10. Sprinkler system static water pressure:______________________________ (The pressure gauge may be found where the local water supply main meets your building's fire-protection system piping, typically in the garage or basement of a home. The gauge will read in "PSI," or pounds per square inch).

       11. Additional comments:_________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________
           _____________________________________________________________________



                 IF YOU HAVE ANY QUESTIONS REGARDING THIS FORM,
                    CALL CENTRAL SPRINKLER AT 1-800-XXX-XXXX

                                       OR

                  CALL YOUR LOCAL FIRE AUTHORITY OR AUTHORIZED
                       SPRINKLER INSTALLATION CONTRACTOR

        Central Sprinkler will rely on the accuracy of this response in providing Replacement Sprinklers and otherwise processing your claim. It is therefore vital that you complete this Proof of Claim carefully and accurately. Failure to do so could result in your receiving Replacement Sprinklers that are not appropriate for your building, for which Central Sprinkler has no liability. Providing false information also could subject you to prosecution or other legal proceedings.

Exhibit 3

E. VERIFICATION

        I hereby declare under penalty of perjury under the laws of the United States that the information in Sections A, B and C of this Form is true and correct, and that the remaining information is true and correct to the best of my knowledge, information and belief

                                          ______________________________________
                                                         Signature

                                          ______________________________________
                                                      Print Name Here

Executed on this __ day of ______________, _____


   REMINDER

Please remember to include a photograph of each Omega model installed in your building and a signed Waiver and Release of Claims form.

                           WAIVER AND RELEASE OF CLAIMS
                           ----------------------------

        In exchange for Central's (1) providing a Glass Bulb sprinkler containing a Belleville-Type Washer Seal to replace each Omega sprinkler owned by the undersigned ("Replacement Sprinkler"); (2) providing a replacement escutcheon, extension and any and all fittings, fixtures and/or appurtenances necessary for the proper replacement of each Omega with a Replacement Sprinkler ("Replacement Parts"), or (3) providing $5.00 for each Omega sprinkler in lieu of (1) and (2) above; and (4) creating and making required contributions to a Trust Fund in which the undersigned has agreed as follows:

       1. The undersigned, on behalf of him or herself, and any person claiming through him or her as his or her heir, administrator, devisee, predecessor, successor, representative of any kind, shareholder, partner, director, owner, affiliate, subrogee, assignee or insurer (the "Releasing Party") shall be deemed to and does hereby release and forever discharge Central Sprinkler Co. and Central Sprinkler Corp., including its predecessors, successors, subsidiaries, affiliates and any and all of their past, present and future officers, directors, stockholders, partners, agents, servants, successors, subrogees and assigns and their respective insurers and persons or entities in the chain of distribution of Omega sprinklers ("Releasees"), of and from any and all claims of any type or description that relate to or arise from the purchase, installation, presence or use of Omega sprinklers, including but not limited to any claims for actual, incidental, consequential or punitive damages relating to the inspection and replacement of Omega sprinklers other than the obligations resulting from or created by this Remediation Program, that such Releasing Parties have or may have whether known or unknown that arise from the Actions (the "Released

Claims"). However, no release is being given by a Releasing Party for compensatory damages arising from fire damage, property damage, personal injury or wrongful death associated with the failure or alleged failure of an Omega sprinkler to perform as intended, designed or expected in a fire or premature activation of an Omega sprinkler. Release is being given for punitive damages for such claims.

        2. The Releasing Parties, and each of them, expressly waive the provisions of Section 1542 of the California Code of Civil Procedure (and all other like provisions of law), which provides:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if unknown to him must have materially affected his settlement with the debtor.

Unknown claims for compensatory damages arising from fire damage, property damage, personal injury or wrongful death associated with the failure of an Omega sprinkler to perform as intended, designed or expected in a fire or premature activation of an Omega sprinkler are not released hereby. Release is being given for punitive damages for such claims.

        3. The parties intend that the Releasees obtain in this Settlement satisfaction and protection from any liability arising from the claims described herein and from any claims for contribution or indemnity asserted by any person arising from such claims. The parties further intend to obviate the necessity and expense to the Releasees of appearing and defending any action commenced by the Releasing Party asserting claims relating to the purchase and installation of Omega-series fire sprinklers against any other person.

        4. The undersigned agrees to take the following steps to bar, discharge and release any liability on the part of the Releasees to any other person for contribution and/or indemnity arising from the claims that are the subject of this Release.

         The Releasing Party shall reduce any judgment he, she or it obtains against any person by the amount, percentage or share of such judgment attributable to Central, so as to bar, discharge and release under applicable law any claims for contribution and/or indemnity against Central arising from or related to the claims that are the subject of this Release. In the event that any Releasing Party obtains a judgment (including pursuant to a settlement agreement) against one or more persons and any of those persons obtains a judgment against Central, in whole or in part for contribution or indemnity, then such Releasing Party will be required to reduce or remit any judgment or portion thereof obtained by those persons by the amount of the judgment against Central.



________________________________________
[Print Name of Individual or Name
of Entity if Corporation, Partnership or other Form of Entity]


By:_____________________________________
      (Name of individual signing]

Title:__________________________________


Date:___________________________________

                           CENTRAL SPRINKLER COMPANY
                           OMEGA REMEDIATION PROGRAM
                               VERIFICATION FORM

                 Omega ID Number_____________ (Office Use Only)

Property Name___________________________________________________________________

Property Street Address_________________________________________________________

City______________________________State_______________________Zip_______________

Name of Claimant________________________________________________________________

Sprinkler Contractor Performing Work____________________________________________

Please Complete The Following:
------------------------------

1.      Number of Omega sprinkler heads replaced________________

2.      Date Omega sprinklers were replaced_____________________

        I hereby declare that: to the best of my knowledge, the Omega fire sprinkler heads in this system have been replaced in accordance with the codes and ordinances of the Local Authority Having Jurisdiction and further declare under the penalty of perjury under the laws of the United States that, to the best of my knowledge, all information on this form is true and correct to the best of my knowledge.

Attach work orders, bills receipts or other documentation establishing the number of Omega sprinklers that you have replaced.

__________________________________________________
Print Name of Claimant/Building Owner

____________________________________
Signature and Title

_____________________________
Date

________________________________
Tax ID or Social Security Number

                                   APPENDIX

                                        D

                                   APPENDIX D
                                   ----------


             LIST OF DOCUMENTS CONTAINING MATERIAL REPRESENTATIONS
             -----------------------------------------------------

1. Letter dated June 3, 1999 (with attachments), from Albert T. Sabol, Central Sprinkler Corporation, to Eric L. Stone, CPSC.
       a)    Central's Annual Reports for fiscal 1995-1997
       b)    Central's Form 10-K's for fiscal 1995-1997
       c) Central's Form 10-Q's for each quarter of fiscal 1995-1997 and for the quarter ending January 31, 1998

2.     Package on June 17, 1998 (consisting of Central's 10-Q for April 30,
       1998), from Albert T. Sabol to James T. Conversano. U.S. Department of Justice.

3. Letter dated June 22, 1998 (with attachments consisting of copies of Central's slide presentation materials presented to the staff on June 17,
       1998), from Michael A. Bloom, Morgan, Lewis & Bockius, L.L.P., to Eric L. Stone, CPSC.
       a) Central Summary of Projected Omega Expense and Available Cash Flow
       b) Central Analysis of Omega Costs for Class Action Settlement (2 years) as of April 30, 1998
       c) Central Estimated Total Available Cash over Two Years
       d) Central Analysis of Quarterly Cash Flow, Class Action Settlement
          Agreement (Cumulative   % of Heads to be Located of 40%, 50%, and 60%)
       e) Central Analysis of Omega Costs, CPSC Proposal, Heads with Silicone Rings not Remediated, as of April 30, 1998
       f) Central Analysis of Quarterly Cash Flow, Heads with Silicone Rings not
          Remediated (Cumulative   % of Heads to be Located of 40%)
       g) Central Analysis of Omega Costs, CPSC Proposal, Heads with Silicone Rings not Remediated, as of April 30, 1998
       h) Central Analysis of Quarterly Cash Flow-CPSC Program, Heads with
          Silicone Rings not Remediated (Cumulative    % of Heads to be Located
          of 40%)

        h) Central Financial Covenant Compliance and Z-Score Analysis (7/28/98)
        i) Central Outstanding Debt and Interest Expense Analysis (7/28/98)
        j) Central Projected Statement of Cash Flow (7/28/98)
        1) Central Settlement Cost Summary (7/28/98)
        m) Central Glass Bulb Replacement Cost Analysis (7/28/98)
        n) Central Customer Service and Administrative Costs (7/28/98)
        o) Central Omega Reserve Analysis (7/28/98)

6. Package on July 28, 1998 (consisting of Central Sprinkler Corporation's Slide Presentation for the staff of the CPSC on July 28, 1998), from E. Talbot Briddell to Eric L. Stone.

7. Facsimile dated July 31, 1998 (with attachment), from Michael E. Jacoby, Phoenix Management Services, Inc., to Howard N. Tarnoff, CPSC, and James
        T. Conversano.
        a) Central Revised Budget Forecasts
        b) Central Consolidated Six Month Actual and Six Month Budget, Fiscal Year 1998

8. Package dated July 31, 1998 (with attachments regarding Central's loan covenants), from Michael E. Jacoby to Howard N. Tarnoff and James T. Conversano.
        a) Credit Agreement dated October 28, 1997, among Central, et al, and The Lenders Identified Herein and CoreStates Bank, N.A.
        b) Waiver Letter dated June 11, 1998, from Francis J. Coldren, First Union National Bank, to Central Sprink1er Corporation
        c) Modification to Credit Agreement dated January 31, 1998, among Central, et al, and The Lenders Identified Herein and CoreStates Bank N.A.

9. Facsimile dated August 3, 1998 (with attachments), from Michael E. Jacoby to Howard N. Tarnoff.
        a) Central Projected Income Statement (8/3/98)
        b) Central Projected Income Statement Ratios (8/3/98)

        c) Central Income Statement Assumptions (8/3/98)
        d) Central Projected Balance Sheet Assets (8/3/98)
        e) Central Projected Balance Sheet Liabilities and Equity (8/3/98)
        f) Central Balance Sheet Assumptions (8/3/98)
        g) Central Financial Covenant Compliance and Z-Score Analysis (8/3/98)
        h) Central Deferred Tax Rollforward (8/3/98)
        i) Central Outstanding Debt and Interest Expense Analysis (8/3/98)
        j) Central Projected Statement of Cash Flow (8/3/98)

10. Letter dated August 6, 1998 (with attachments), from Kathleen M. Sanzo to Deborah S. Orlove, CPSC. This letter was sent in response to Deborah
        S. Orlove's letter dated July 30, 1998, to J. Gordon Cooney, Jr., regarding the Omega Remediation Program and Belleville Seal Glass Bulb Sprinklers.

11. Letter dated August 24, 1998 (with attachments), from E. Talbot Briddell to Howard N. Tarnoff.
        a) Central Outstanding Debt and Interest Expense Analysis (8/20/98)
        b) Central Estimated Liquidation Analysis, April 30, 1998 Assets
           (8/20/98)
        c) Report dated January 9, 1998 by Brown Brothers Harriman & Company and Cushman & Wakefield of Georgia, Inc., regarding Complete Appraisal of Real Property of Central CPVC Facility
        d) Report dated April 27, 1998 by MB Valuation Services, Inc., regarding Appraisal of Equipment located at Central CPVC Facility

12. Facsimile dated September 1, 1998 (with attachments), from E. Talbot Briddell to Eric L. Stone and Deborah S. Orlove.
        a) Automation of Glass Bulb Line in Support of Omega Replacement Program
        b) Central NPV Analysis, Automation of Glass Bulb Line

13. Facsimile dated September 14, 1998 (with attachment), from Kathleen M. Sanzo to Deborah S. Orlove.
        a) Central Customer Service and Administrative Costs (9/12/98)

14. Letter dated September 17, 1998 (with Exhibits), from Michael E. Jacoby to Howard N. Tarnoff.
        a) Central Customer Service and Administrative Personnel Projected Fiscal 1999 Head Count and Salary (9/17/98)
        b) Central Customer Service and Administrative Personnel Projected Head Count (9/17/98)

15. Letter dated September 18, 1998 (with attachments), from E. Talbot Briddell to Howard N. Tarnoff.
        a) Appendix A - Glass Bulb Replacement Cost Analysis
        b) Central Projected Fiscal 1998 Income Statement - 9 Months Actual and 3 Months Budget (9/14/98)
        c) Central Projected Income Statement (9/14/98)
        d) Central Projected Income Statement Ratios (9/14/98)
        e) Central Income Statement Assumptions (9/14/98)
        f) Central Projected Balance Sheet Assets (9/14/98)
        g) Central Projected Balance Sheet Liabilities and Equity (9/14/98)
        h) Central Balance Sheet Assumptions (9/14/98)
        i) Central Deferred Tax Rollforward (9/14/98)
        j) Central Outstanding Debt Analysis (9/14/98)
        k) Central Interest Expense Analysis (9/14/98)
        l) Central Projected Statement of Cash Flow (9/14/98)
        m) Central Settlement Cost Summary (9/14/98)
        n) Central Sensitivity Analysis of Settlement Costs Based on number of Replacement Units (9/14/98)
        o) Central Omega Reserve Analysis (9/14/98)
        p) Central Per unit Glass Bulb Replacement Cost Analysis (9/14/98)
        q) Central Customer Service and Administrative Costs (9/14/98)
        r) Central Omega Inventory Analysis (9/14/98)
        s) Central Reconciliation with Prior Financial Package (9/14/98)
        t) Central's Draft Form 10-Q for July 31, 1998.


Accepted and Approved:                        Accepted and Approved:


/s/  XXXXXXXXXX                              /s/ XXXXXXXXXX
-------------------------                    ---------------------------------
CPSC Office of Compliance                    Respondents Central Sprinkler Co.
                                             and Central Sprinkler Corp.

                                    APPENDIX
                                       E

                                   APPENDIX E

              LIST OF REPORTABLE FMRC AND UL TEST STANDARD RESULTS

UL 199 and FMRC Approval Standard (Class 2000 Series)

1.  Strength of Heat Responsive Element (UL and FM)

2.  Hyrostatic Strenght Test (UL and FM)

3.  Water Hammer (UL and FM)

4.  Operating Temp (UL and FM)

5.  Vacuum Test (UL and FM)

6.  Rough Use and Abuse (UL and FM)

7.  Hang-Up (FM)

8.  Thermal Shock (FM)

9.  Moist Air (FM)

10. Corrosion (FM)

    Salt
    Stress Cracking
    Co2 - So2
    H2S
    Vibration

11. Minimum Operation Pressure (FM)

12. Sensitivity (RTI)

13. Sensitivity (FM)

14. Fire Standard Crib (FM)

15. Operation - Cold Soldering (UL)

16. Impact Resistance Test (UL)

17. 10-Day Corrosion (UL)

18. 30 Day Corrosion (UL)

19. 90 Day Moist Air (UL)

20. Stress Corrosion Cracking - Brass Parts (UL)

21. Stress Corrosion Cracking - Stainless Steel (UL)

22. Operational Tests on Gaskets/O-Ring Seals (UL)

23. Elastomeric Parts Fire (350 lb) Crib (UL)

UL 1626

24. Strength of Heat Responsive Element

25. Hydrostatic Strength

26. Water Hammer

27. Operating Temperature (Bath)

28. Operation - Lodgment

29. Operation - Cold Soldering

30. Fire Test

31. Corrosion Exposure Test

32. Moist Air Test

33. Stress Corrosion Cracking - Brass

34. Stress Corrosion Cracking - Steel

35. Elastomeric Parts

36. Rough Use

37. Sensitivity

38. Vacuum



























Accepted and Approved:                        Accepted and Approved:


/s/ XXXXXXXXXX                               /s/ XXXXXXXXXX
-------------------------                    ---------------------------------
CPSC Office of Compliance                    Respondents Central Sprinkler Co.
                                             and Central Sprinkler Corp.

                                       3